                                                                  EXHIBIT (AC)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 2000-A Monthly Statement

Distribution Date: November 15, 2000           Month Ending:  October 31, 2000

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.



1.   Payments for the benefit of investors in Extended Certificates and Maturity
     Certificates in Series 2000-A on this Distribution Date (per $1000 of
     Subclass Initial Investor Interest)
--------------------------------------------------------------------------------
                                                     Extended      Maturity      Extended     Maturity
                                                   Certificate   Certificate    Certificate  Certificate
     Series  2000-A                   Total          Interest      Interest      Principal    Principal

         Subclass Investor Interest   $0.00            $0.00         $0.00         $0.00        $0.00


2.   Principal Receivables at the end of October, 2000
------------------------------------------------------
  (a) Aggregate Investor Interest                                                       $25,266,864,660.67

      Seller Interest                                                                    $7,841,421,955.70

      Total Master Trust                                                                $33,108,286,616.37

  (b) Group One Investor Interest                                                       $25,266,864,660.67

  (c) Series 2000-A Investor Interest                                                    $2,500,000,000.00

  (d) Series 2000-A Aggregate Discount Certificate Subclass Investor Interests           $2,500,000,000.00

  (e) Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                       $0.00

  (f) Series 2000-A Aggregate Maturity Certificate Subclass Investor Interests                       $0.00



3.   Allocation of Receivables Collected During October, 2000
-------------------------------------------------------------
                                        Finance Charge           Principal      Yield Collections /
                                        Collections              Collections      Additional Funds

  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation.     $403,038,198.29         $3,825,075,612.83            $0.00

      Seller Allocation                  $125,576,697.41         $1,191,798,605.47            $0.00

  (b) Group One Allocation               $403,038,198.29         $3,825,075,612.83            $0.00

  (c) Series 2000-A Allocations          $39,803,644.42            $377,760,594.89            $0.00

  (d) Monthly Principal Payment Rate (Principal Collections as a monthly percentage of Master Trust Principal Receivables at the beginning of
      October, 2000)                                                                          15.11%

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
  (e) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of October, 2000                                                  14.88%

  (f) Finance Charge Collections as a monthly percentage of Master Trust
      Receivables at the beginning of October, 2000                                       1.57%

  (g) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of October, 2000                                                  16.45%


4.   Information Concerning the Series Principal Funding Account ("SPFA")
-------------------------------------------------------------------------
                     Deposits into the      Deficit Amount
                      SPFA on this             on this            SPFA       Investment
                     Distribution Date      Distribution Date    Balance      Income

     Series 2000-A                $0.00                  0.00      $0.00          $0.00


5.   Information Concerning Amount of Controlled Liquidation Payments
---------------------------------------------------------------------
                                                                             Total Payments
                         Amount Paid on this     Deficit Amount              through this
                          Distribution Date   on this Distribution Date     Distribution Date
     Series 2000-A                    $0.00                       $0.00                 $0.00


6.   Information Concerning the Series Interest Funding Account ("SIFA")
------------------------------------------------------------------------
                                             Deposits into the SIFA            SIFA Balance at the
                                             on this Distribution Date         end of October, 2000
     Series 2000-A                                    $14,233,442.13                $47,779,657.78


7.   Information Concerning the Proceeds Account
------------------------------------------------

                                       Deposits into the Proceeds
                                     Account on this Distribution Date             Proceeds Account
                                      (other than Issuance Proceeds)                   Balance
     Series 2000-A                                           $0.00                       $0.00


8.   Investor Charged-Off Amount
--------------------------------
                                                             Cumulative Investor
                                         October, 2000        Charged-Off Amount

  (a) Group One                           $119,041,746.05                  $0.00

  (b) Series 2000-A                        $11,756,442.32                  $0.00

  (c) As an annualized percentage of
      Principal Receivables at the
      beginning of October, 2000                     5.64%                  N/A

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

9.   Investor Losses for October, 2000
--------------------------------------
                                                            Per $1000 of Initial
                                                 Total     Series Investor Interest

  (a) Group One                                   $0.00            $0.00

  (b) Series 2000-A                               $0.00            $0.00



10.   Reimbursement of Investor Losses for October, 2000
--------------------------------------------------------

                                                            Per $1000 of Initial
                                                 Total     Series Investor Interest

  (a) Group One                                   $0.00            $0.00

  (b) Series 2000-A                               $0.00            $0.00



11.   Aggregate Amount of Unreimbursed Investor Losses as of the end of October,
      2000
--------------------------------------------------------------------------------
                                                            Per $1000 of Initial
                                                 Total     Series Investor Interest
  (a) Group One                                   $0.00            $0.00

  (b) Series 2000-A                               $0.00            $0.00


12.   Investor Monthly Servicing Fee payable on this Distribution Date
----------------------------------------------------------------------
  (a) Group One                                            $42,190,264.36

  (b) Series 2000-A                                         $4,166,666.67


13.   Total Available Credit Enhancement Amounts
------------------------------------------------
                                                             Class A Amount
  (a) Maximum Amount on this Distribution Date              $200,000,000.00

  (b) Available Amount on this Distribution Date            $200,000,000.00

  (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                                      $0.00

  (d) Credit Enhancement Fee on this
       Distribution Date                                        $162,153.30


14.   Delinquency Summary
-------------------------
      Master Trust Receivables Outstanding at the end of October, 2000      $33,604,245,597.34

                                           Delinquent Amount         Percentage of Ending
      Payment Status                         Ending Balance        Receivables Outstanding
     30-59 days                              $773,103,019.71                2.30%

     60-179 days                           $1,415,283,566.26                4.21%

15.   Excess Spread Percentages on this Distribution Date(1)
------------------------------------------------------------

  (a) Group One(2)                                                              4.90%

  (b) Series 2000-A(3)                                                          4.52%


16.   Net Charge-Offs on this Distribution Date(4)

      Charge-offs net of recoveries as an annualized percentage of
      Principal Receivables at the beginning of October, 2000                   4.95%

17.   Information concerning the MC Purchase Agreement

  (a) Total purchases made pursuant to the MC Purchase Agreement
      during October, 2000                                                      $0.00

  (b) Total Available Commitments at the end of October, 2000         $700,000,000.00

  (c) Aggregate amount on deposit in any MC Purchase Accounts
      at the end of October, 2000                                               $0.00

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                  ----------------------------
                                        Vice President

-----------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance or the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Investor Funds and any Investment Income for this Series (see Item 3(c)) minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominatorof which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)),
   (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under th MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2000-A Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of May 22, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-AMaster Trust Certificates for the Distribution Date occurring on November 15, 2000:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during October, 2000
     is equal to                                                                                               $5,545,489,114.00

 4.  The aggregate amount of Class A Principal Collections processed during
     October, 2000 is equal to                                                                                   $377,760,594.89

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during October, 2000 is equal to                                                                             $39,803,644.42

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during October, 2000 is equal to                                                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     Date is equal to                                                                                                      $0.00

 7.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $14,233,442.13

 8.  The sum of all amounts payable for benefit of the Class A Discount
     Certificateholders on the current Distribution Date is equal to                                              $14,233,442.13

 9.  The sum of all amounts payable to the Class A Extended
     Certificateholders on the current Distribution Date is equal to                                                        0.00

 10. The sum of all amounts payable to the Class A Maturity
     Certificateholders on the current Distribution Date is equal to                                                        0.00

 11. The amount of drawings under the Credit Enhancement required to be
     made on the related Drawing Date pursuant to the Series Supplement:                                                    0.00

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                                                      $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                                               $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 12. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 18 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 2000.

Series 2000-A

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer